The  Board  of  Directors  amended  the  By-Laws  as  follows:


AMENDMENTS  TO  BY  LAWS:

ARTICLE  III  -  BOARD  OF  DIRECTORS

Item  2:  NUMBER  TENURE  AND  QUALIFICATIONS:

Item  2  of  Article  III  amended  to:


The  number  of  directors shall be not less than one (1) nor more than ten (10)

Item  11  of  Article  III  amended  to:

Item  11:   COMPENSATION:

Directors may receive compensation for their services as Directors, in accordance to reasonable and standard compensation plus expenses for service provided. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

ARTICLE  V  OFFICERS:

2.  ELECTION  AND  TERM  OF  OFFICE.

Item  2  to  Article  V  amended  to:

The officers of the corporation shall be elected by the directors at a meeting of the directors held when determined by the directors. Each officer shall hold office for one year and be subject to re-election by consent of the directors.